Exhibit 99.1

Anworth Announces Annual Meeting Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--May 22, 2017--Anworth Mortgage Asset Corporation (NYSE: ANH) announced the results of its 2017 Annual Meeting of Stockholders (the “Annual Meeting”), which was held on Wednesday, May 17, 2017. Stockholders of record on the record date of March 10, 2017 were entitled to vote at the Annual Meeting.

The following items were presented for stockholder approval:

  The election of six directors to hold office until the next annual meeting of stockholders or until their successors have been duly elected and qualified;
  An advisory vote to approve the compensation of our Named Executive Officers;
  An advisory vote on the frequency of the advisory vote to approve the compensation of our Named Executive Officers; and
  The ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

82,572,751 votes were cast at the Annual Meeting. Of such total votes cast, the proposal for election of each of the Anworth Board of Director’s nominee for director passed with affirmative votes exceeding 92.6% of the votes cast (excluding abstentions and broker non-votes); the advisory vote to approve the compensation of our Named Executive Officers passed with affirmative votes exceeding 72.2% of the votes cast (excluding abstentions and broker non-votes); the advisory vote on the frequency of the advisory vote to approve the compensation of our Named Executive Officers resulted in affirmative votes exceeding 95.2% of the votes cast (excluding abstentions and broker non-votes) for one year; and the proposal for ratification of the independent registered public accounting firm passed with affirmative votes exceeding 99.2% of the votes cast (excluding abstentions but including broker non-votes). The final voting results for each proposal will be filed today with the U.S. Securities and Exchange Commission on a Current Report on Form 8-K and will be available for viewing on our website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

Anworth is an externally-managed mortgage real estate investment trust. Our principal business is to invest primarily in mortgage-backed securities which are either rated “investment grade” or are guaranteed by federally sponsored enterprises such as Fannie Mae or Freddie Mac. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management, LLC, or the Manager, pursuant a management agreement. The Manager is subject to the supervision and direction of our Board of Directors and is responsible for (i) the selection, purchase and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with management services and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “assume,” “estimate,” “intend,” “continue,” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; changes in business conditions and the general economy, including the consequences of actions by the U.S. government and other foreign governments to address the global financial crisis; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman – Director of Investor Relations
1299 Ocean Avenue, Second Floor
Santa Monica, CA 90401
(310) 255-4438 or (310) 255-4493
jhillman@anworth.com
http://www.anworth.com